UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2011

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On September 7, 2011, PerkinElmer, Inc. (the “Company”) and its newly formed, indirect wholly owned subsidiary, PerkinElmer Hopkinton Co. (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Caliper Life Sciences, Inc. (“Caliper”), pursuant to which the Merger Sub will merge with and into Caliper, and Caliper will become a wholly owned subsidiary of the Company (the “Merger”). If the Merger is completed, Caliper’s stockholders will receive $10.50 in cash, without interest thereon and subject to any tax withholding (the “Merger Consideration”), for each share of Caliper common stock owned by them as of the date of the Merger.

In addition, (i) each of Caliper’s stock options outstanding immediately prior to the effective time of the Merger (the “Effective Time”) shall become fully vested and cancelled in exchange for an amount equal to the excess, if any, of the aggregate Merger Consideration for the shares subject to such stock option above the aggregate exercise price of such option, (ii) each of Caliper’s restricted stock units outstanding immediately prior to the Effective Time shall become fully vested and cancelled in exchange for an amount equal to the Merger Consideration multiplied by the number of shares of Caliper’s common stock that are subject to the restricted stock unit and (iii) each of Caliper’s warrants outstanding immediately prior to the Effective Time shall, unless terminated prior to the Effective Time, after the Effective Time be exercisable for an amount equal to the aggregate Merger Consideration for the shares subject to such warrant.

The consummation of the Merger is subject to customary conditions, including, among other things: (i) adoption of the Merger agreement by Caliper’s stockholders and (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act and any other similar filings that need to be made in foreign jurisdictions.

The Merger Agreement contains certain termination rights of the Company and Caliper and provides that under specified circumstances, upon the termination of the Merger Agreement, Caliper will be required to pay the Company a termination fee of $12.8 million.

Voting Agreement

Pursuant to the terms of, and concurrently with the execution of, the Merger Agreement, each of Caliper’s directors and named executive officers, and a holder of approximately 6% of Caliper’s outstanding shares, entered into stockholder voting agreements with the Company and Caliper (the “Voting Agreements”), pursuant to which they, among other things, agreed to (i) restrict their right to transfer shares of Caliper’s common stock directly or beneficially owned by them and (ii) vote all of the shares they own of Caliper’s common stock in favor of adoption and approval of the Merger Agreement and against competing acquisition proposals.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Merger Sub or Caliper. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Caliper or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Caliper’s public disclosures.

Item 8.01.	Other Events.

Entry into Bridge Facility Commitment Letter

On September 7, 2011, the Company entered into a commitment letter with Bank of America, N.A. (“Bank of America”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) regarding an unsecured 364-day bridge loan facility (the “Bridge Facility”) for which Bank of America will act as an initial lender and administrative agent, and Merrill Lynch will serve as lead arranger and book-running manager. Subject to the terms and conditions of the commitment letter and the credit agreement and other documentation to be negotiated in respect of the Bridge Facility in accordance with the commitment letter (collectively, the “Credit Documentation”), the Bridge Facility will provide the Company up to $400 million in aggregate principal amount of senior unsecured bridge loans (the “Bridge Loans”) on the date the Merger is consummated (the “Closing Date”). The Bridge Loans will be used to finance the Merger, refinance certain debt of the Company and Caliper (the “Refinancing”) and pay fees and expenses incurred in connection with these transactions. The aggregate principal amount of Bridge Loans available under the Bridge Facility will be reduced dollar-for-dollar by the amount of gross proceeds of any securities issued and sold by the Company prior to the Closing Date.

The Bridge Loans will be the Company’s senior unsecured obligations. Interest rates per annum applicable to the Bridge Loans will be equal to LIBOR plus an applicable margin or Bank of America’s base rate plus an applicable margin. The applicable margin will be 300 basis points for LIBOR loans and 200 basis points for base rate loans, with the applicable margin increasing on certain dates following the Closing Date.

The Bridge Loans will be prepayable, at the Company’s option at any time and must be prepaid with (and, if undrawn, the commitment will be reduced by) the net cash proceeds of certain asset sales, the incurrence of certain debt or the sale of equity securities, in each case after the date of the commitment letter. The Bridge Loans are payable in full 364 days following the Closing Date.

In connection with the Bridge Facility, the Company has agreed to engage an investment banker (the “Investment Bank”) and use commercially reasonable efforts to issue up to $400 million of senior unsecured notes (the “Notes”) or other securities (the “Permanent Securities” and together with the Notes, the “Take-Out Financing”). If the Company’s public debt rating for any class of non credit enhanced long term senior unsecured debt falls below BBB- by S&P or Ba1 by Moody’s (or if both the BBB- and Ba1 ratings do not have a stable outlook), then Merrill Lynch and the Investment Bank may require the

Company to issue and sell up to $400 million of Notes (if the issuance occurs on or prior to the Closing Date) or Take-Out Financing that will result in gross proceeds equal to the amount required to pay the Bridge Loans in full (if the issuance occurs after the Closing Date) (the “Take-Out Demand”); provided that the Company shall not be required to issue Take-Out Financing prior to the Closing Date. The Investment Bank may determine the terms of the Take-Out Financing, but in no event shall the Take-Out Financing require guarantees from the Company’s subsidiaries unless permitted under the Company’s existing debt agreements or result in a weighted average total yield on the Take-Out Financing that would exceed a rate cap agreed among the Company, Bank of America and Merrill Lynch. If the Company fails to execute a Take-Out Financing after the Closing Date and within 10 days after the Take-Out Demand, the interest rate on the Bridge Facility will be increased to the capped amount.

Funding of the Bridge Loans will be subject to certain conditions including: negotiation of the Credit Documentation; the Company not having issued debt other than under the Bridge Facility, the Take-out Financing, borrowings under the Existing Credit Facility (and any refinancings thereof), the Company’s contemplated $200 million term loan facility and up to $25 million of ordinary course financing for working capital purposes ( the “Additional Financing”) without Merrill Lynch’s consent; the Company’s representations and warranties in the Credit Documentation being true and correct on the Closing Date; and there being no default or event of default under the Credit Documentation. In addition, funding of the Bridge Loans is conditioned on the following: there having been no changes to the Merger Agreement that are materially adverse to the lenders under the Bridge Facility without the consent of Merrill Lynch; the Company having the right to terminate the Merger Agreement or declining to consummate the Merger based on a breach of Caliper’s representations and warranties in the Merger Agreement; the Merger having been consummated or being consummated concurrently with the funding of the Bridge Loans; there having been no change, occurrence or development since December 31, 2010, that either individually or in the aggregate, could reasonably be expected to (1) have a material adverse effect on operations, business, assets, liabilities (actual or contingent) or financial condition of the Company and Caliper, taken as a whole, (2) adversely affect the ability of the Company to perform its obligations under the Credit Documentation or (3) adversely affect the rights and remedies of the lenders under the Credit Documentation; there having occurred no “Company Material Adverse Effect” as defined in the Merger Agreement; receipt by the lenders of opinions of counsel, financial statements and forecasts; receipt of a public debt rating, pro forma for the Merger, of not less Ba2 from Moody’s and BB+ from S&P, in each case without regard to outlook; payment of fees and expenses; the Company having used commercially reasonable efforts to complete the Take-out Financing prior to the Closing Date; the Company having no material indebtedness or preferred stock outstanding after the Closing Date other than the Bridge Loans, the Company’s 6.0% Notes due 2015 (the “Existing Notes”), the Additional Financing, indebtedness outstanding under the Company’s existing $650 million revolving credit facility (the “Existing Credit Facility”) or debt incurred in compliance with the Existing Credit Facility; receipt by the lenders of information required under applicable “know-your-customer” rules and regulations; and expiration of all applicable waiting periods, including under the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

The Credit Documentation will contain representations and warranties, affirmative covenants, and events of default that will be generally consistent with those contained in the Existing Credit Facility. The Credit Documentation will also contain the following negative covenants: restrictions on (i) liens (subject to a lien basket of $35 million); (ii) investments (excluding (a) the Merger and (b) if the public debt rating for any class of non-credit enhanced long term senior unsecured debt issued by the Company is BBB- or higher by S&P and Baa3 or higher by Moody’s (in each case with at least stable outlook) (“Investment Grade Ratings”) subject to pro forma compliance with the financial covenants described below and, in the absence of Investment Grade Ratings, (x) unlimited acquisitions subject to compliance with a Total Debt to EBITDA Ratio (as defined in the Existing Credit Agreement) of 3.25 to 1.00 prior to giving effect thereto, (y) a $10 million basket for acquisitions, and (z) a general investment basket of 10% of Consolidated Net Worth (as defined in the Existing Credit Agreement); (iii) indebtedness (other than (a)

the Take-out Financing, (b) if Investment Grade Ratings are achieved and subject to pro forma compliance with the financial covenants described below for indebtedness of the Company and an indebtedness basket of 15% of Consolidated Net Worth for indebtedness of the Company’s subsidiaries; and (c) if Investment Grade Ratings are not achieved, a general indebtedness basket of 15% of Consolidated Net Worth); (iv) fundamental changes; (v) dispositions (other than, if Investment Grade Ratings are achieved, subject to pro forma compliance with the financial covenants described below, and if Investment Grade Ratings are not achieved, an aggregate a basket equal to 20% of Total Assets (to be defined)); (vi) restricted payments (other than, if Investment Grade Ratings are achieved, subject to pro forma compliance with the financial covenants described below, and if Investment Grade Ratings are not achieved, a basket of 10% of Consolidated Net Worth, exclusive of a permitted $0.07/share quarterly cash dividend); (vii) change in nature of business; (viii) transactions with affiliates; (ix) burdensome agreements; (xi) use of proceeds; (xii) amendments of organizational documents; (xiii) accounting changes; and (xiv) speculative transactions.

In addition, the Credit Documentation will contain the following financial covenants: (i) a maximum ratio of Total Debt to Total Capitalization Ratio (as defined in the Existing Credit Agreement) of 40% or if Investment Grade Ratings are not achieved, maintenance of a Total Debt to EBITDA Ratio of 3.5 to 1; and (ii) a minimum ratio of Consolidated EBITDA (as defined in the Existing Credit Agreement) to total interest expense of 3 to 1.

Amendments and waivers under the Credit Documentation will require the approval of holders of more than 50% of the commitments or Bridge Loans then outstanding, with certain amendments, including increases in commitment; reduction of principal, interest or fees; and extensions of scheduled maturities, requiring the consent of all affected lenders.

The commitment letter contains customary provisions regarding syndication of the Bridge Facility, information, indemnification and termination. The commitments under the commitment letter expire on the earliest of (a) March 31, 2012; (b) the Closing Date if the Bridge Facility has not been used; (c) termination of the Merger Agreement; or (d) termination of the commitment letter by the Company.

Press Release

On September 8, 2011, the Company issued a press release announcing entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Safe Harbor for Forward-looking Statements

Statements in this Current Report on Form 8-K contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to the Company’s customers and end-markets, and plans concerning business development opportunities and divestitures. Words such as “believes,” “intends,” “anticipates,” “plans,” “expects,” “projects,” “forecasts,” “will” and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management’s current assumptions and expectations and no assurances can be given that the Company’s assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which the Company sells its products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) the Company’s failure to introduce new products in a timely manner; (4) the Company’s ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into its existing business or to make them profitable, or successfully divest businesses; (5) the Company’s failure to adequately protect its intellectual property; (6) the loss of any of the Company’s licenses or licensed rights; (7) the Company’s ability to compete effectively; (8) fluctuation in the Company’s quarterly operating results and its ability to adjust its operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing the Company to product liability claims; (12) the Company’s failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) the Company’s failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) the Company’s ability to retain key personnel; (17) significant disruption in the Company’s information technology systems; (18) restrictions in the Company’s credit agreements; (19) the Company’s ability to realize the full value of its intangible assets; (20) significant fluctuations in the Company’s stock price; (21) reduction or elimination of dividends on the Company’s common stock; and (22) other factors which are described under the caption “Risk Factors” in the Company’s most recent quarterly report on Form 10-Q and in other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: September 13, 2011	/s/ JOEL S. GOLDBERG
Joel S. Goldberg
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1(1)	Agreement and Plan of Merger, dated September 7, 2011, by and among PerkinElmer, Inc., PerkinElmer Hopkinton Co. and Caliper Life Sciences, Inc.

99.1	Press Release issued by PerkinElmer, Inc. on September 8, 2011

(1)	The exhibits and schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish copies of any of such exhibits or schedules to the SEC upon request.